Exhibit 10(b)57

Amendment To

Service Agreement

The parties hereto do hereby stipulate and agree to that the SERVICE AGREEMENT entered into by and between them under date of July 16, 1974, and as heretofore amended on April 27, 1984, August 1, 1988 (effective January 1, 1989), and January 1, 1991 has not been updated by formal signed amendment since January 1, 1991. Whereas it is now necessary to update and amend this agreement to bring it into compliance with Entergy Services, Inc.'s (ESI) other client companies. ESI's service agreements with its client companies, including SERI, were also amended effective January 1, 1992, January 1, 1996, January 1, 1998, January 1, 1999, January 1, 2000, January 1, 2001, April 1, 2002, January 1, 2003 and August 1, 2003. This amendment conforms to these past amendments that have previously been approved by the Securities and Exchange Commission and put into effect by ESI's other client companies. Attached hereto is a complete copy of the original Service Agreement and the current Exhibit I, Exhibit II, and Supplement to Exhibit II to the Service Agreement. This amendment is made an entered into as of January 1, 2004.

ENTERGY SERVICES, INC.

By /s/ Nathan E. Langston

Nathan E. Langston
Senior Vice President,
Chief Accounting Officer

SYSTEM ENERGY RESOURCES, INC.

By /s/ Gary Taylor
Gary Taylor
President and CEO

Exhibit I

DESCRIPTION OF SERVICES WHICH WILL BE PROVIDED BY

MIDDLE SOUTH SERVICES, INC.

UNDER THIS AND SIMILAR SERVICE AGREEMENTS

    Consultation and advice on financial planning, sale of securities and temporary cash investments, including assistance in connection with the preparation, printing and filing of appropriate documents with regulatory authorities, and provision of liaison with financial community;
    Consultation and advice on budgeting and preparation of long-range forecasts;
    Consultation and advice on employee benefit plans;
    Consultation and advice with respect to regulatory matters, particularly those involving the Securities and Exchange Commission or the Federal Energy Regulatory Commission, and provision of liaison and assistance in processing matters with the staffs of such commissions;
    Planning assistance and advice in the filed of nuclear activities including coordination or research programs and other activities in such field;
    Liaison with special counsel representing operating companies in proceedings involving the Middle South System and with consultants retained to prepare testimony and other data for use in such proceedings; Operation of a communications and public relations department and placing of Middle South System national advertising;
    Tax services relating to preparation and filing of returns for federal and state income taxes and declaration of estimated income taxes; studies of adequacy of tax accruals; and assistance in connection with audit of returns by Internal Revenue Service and State Tax Agencies; Insurance consulting and advisory services relating to fire and allied lines of insurance, casualty and surety insurance, and employee benefit insurance;
    General consultation on management, business problems and strategic planning;
    Consultation on special accounting problems;
    Statistical services, such as study of comparative operating results, and up-dating annually System statistical data;
    Preparation of maps;
    General advisory engineering services including system planning, operation, fuel supply and construction management;
    Operation of a System Operations Center for the control of bulk power supply and load dispatching within the System and with Interconnected systems;
    Planning assistance and advice with respect to System sales of power under the interconnection agreements among the operating companies and acting on behalf of the operating companies in dealing with other electric utilities with relation to the sale, purchase or exchange of bulk electric power and energy;
    Operation of a data processing Computer Center to serve the Middle South System;
    Consultation and advisory services with respect to rate studies, rate design, cost studies, load research, weather analysis, economic studies, forecasts of intra-system transactions, and computer rate analysis programs; and
    Consultation, advice and services with respect to internal auditing.

Exhibit II

METHODS OF ALLOCATING COSTS AMONG CLIENT COMPANIES RECEIVING SERVICE UNDER THIS AND SIMILAR SERVICE AGREEMENTS WITH ENTERGY SERVICES, INC. (SERVICES)

  The costs of rendering service by Services will include all costs of doing business including interest on debt but excluding a return for the use of Services' initial equity capital amounting to $20,000.
  (a) Services will maintain a separate record of the expenses of each department. The expenses of each department will include:
    those expenses that are directly attributable to such department, an appropriate portion of those office and housekeeping expenses that are not directly attributable to a department but which are necessary to the operation of such department, and an appropriate portion of those expenses of other Services' departments necessary to support the operation of the department.
    Expenses of the department will include salaries and wages of employees, including social security taxes, vacations, paid absences, sickness, employee disability expenses, and other employee welfare expenses, rent and utilities, desktops, telephones, materials and supplies, and all other expenses attributable to the department.
    Departmental expense will be categorized into one of three classes:
    those expenses which are directly attributable to specific services rendered to a Client Company or group of Client Companies (Departmental Direct Costs), those expenses which are attributable to the overall operation of the department and not to a specific service provided to Client Companies (Departmental Indirect Costs) (these expenses include not only the salaries and wages of employees, but also other related employment costs described in Section 2 (b) above), and those expenses which are attributable to the operation of other departments of Services as well as to a specific service provided to the Client Companies (Departmental Support Service Costs).
    The indirect expenses of the department will not include:
    those incremental out-of-pocket expenses that are incurred for the direct benefit and convenience of a Client Company or a group of Client Companies and are to be directly charged to such Client Company or group of Client Companies; and
    Services' overhead expenses that are attributable to maintaining the corporate existence of Services, franchise and other general taxes, and all other incidental overhead expenses including those auditing fees and accounting department expenses attributable to Services (Indirect Corporate Costs).
    Services will establish annual budgets for controlling the expenses of each service department and those expenses outlined above in Section 2 (d), which are not department specific.
  Employees in each department will maintain a record of the time they are employed in rendering service to each Client Company or group of Client Companies. The hourly rate for each employee will be determined each pay period.
  a. The charge to a Client Company or a group of Client Companies for a particular service will be the sum of the figures derived by multiplying the hours reported by each employee in rendering such service by the hourly rate applicable to such employee and other direct allocated expenses.
    Departmental Indirect Costs as defined in 2(c) (ii) will be loaded onto project codes in proportion to the direct salaries and wages charged to all project codes.
    Departmental Support Service Costs as defined in 2(c)(iii) will be allocated to other internal Services departments and the Client Companies using consumption-based billing methods, with these costs then distributed by function. Any costs that remain at Services after this initial billing will be loaded onto project codes in proportion to the direct salaries and wages charged to all project codes.
  Those expenses of Services that are not included in the expenses of a department under Section 2 above will be charged to Client Companies receiving service as follows:
    Incremental out-of-pocket costs incurred for the direct benefit and convenience of a Client Company or a group of Client Companies will be charged directly to such company or group of companies.
    The Indirect Corporate Costs of Services referred to above in Section 2(d)(ii) will be allocated among the Client Companies in the same proportion as the charges to the Client Companies, excluding Indirect Corporate Costs.
    If the method of allocation of Departmental Indirect Costs (Section 4(b)), Departmental Support Service Costs (Section 4(c)), or Indirect Corporate Costs (Section 5(b)), would result in an inequity because of a change in operations or organization of the Client Companies, then Services may adjust the basis to effect an equitable distribution. Any such change in allocation shall be made only after first giving the Commission written notice of such proposed change not less than 60 days prior to the proposed effectiveness of any such change.
  On the basis of the foregoing, monthly bills will be rendered to Client Company. Billing procedures and amounts will be open to audit by Client Company and by any regulatory authority having jurisdiction in respect of the Client Company.
  When services are rendered to a group of Client Companies, costs of such service shall be allocated equitably among the Companies based on the nature and scope of the service rendered according to the formulae outlined in Exhibit II, Supplement.

ALLOCATION FORMULAE FOR
GROUPS OF CLIENT COMPANIES

Exhibit II, Supplement

Note: Each allocation formula will be based on data relevant to participating Client Companies to whom the services are provided.

ENERGY SALES

Based on total kilowatt-hours of energy sold to consumers.

Used primarily for the allocation of costs associated with the financial analyses of sales and related items.

CUSTOMERS

Based on a twelve-month average of residential, commercial, industrial, government, and municipal general business electric and gas customers.

Used primarily for the allocation of costs associated with the support of customer based services. Would include customer service and support, marketing, economic forecasts, environmental services, financial and regulatory analyses and customer information systems.

EMPLOYEES

Based on the number of full-time employees at period end.

Used primarily for the allocation of costs associated with the support of employee-based services. Would include administration of employee benefits programs, employee communications, employee training, and various facilities-based benefits and information technology desktop support.

RESPONSIBILITY RATIO

Based on the ratio of the company's load at time of system peak load. The peak load is the average of the twelve monthly highest clock-hour demands in kilowatts of the interconnected system occurring each month coincident with the system peak load.

Used primarily for the allocation of costs incurred in fossil plant support and integrated planning.

TRANSMISSION LINE MILES

Based on the number of miles of transmission lines, weighted for design voltage (Voltage < 400kv = 1; Voltage >=400kv =2).

Used primarily for the allocation of costs associated with project design, maintenance and installation of Entergy transmission lines.

SUBSTATIONS

Based on the number of high voltage substations weighted for Voltage (Voltage < 500kv = 1; Voltage >= 500kv = 2).

Used primarily for the allocation of related engineering and technical support for transmission and distribution substation operations and maintenance as well as for engineering and project management associated with substation construction.

COMPOSITE - TRANSMISSION LINES/SUBSTATIONS

Based on two components: Transmission Line Miles (30% weighting) and the Number of High Voltage Substations (70% weighting).

Used primarily for the allocation of the costs associated with the support of the transmission and distribution function that has both a transmission line component as well as a substation or load component.

GAS CONSUMPTION

Based on the volume of natural gas consumed annually by all gas fired generating units within the Entergy System.

Used for the allocation of costs associated with services in support of gas purchased for generation units.

LEVEL OF ESI SERVICE

Based on ESI total billings to each System company, excluding corporate overhead.

Used for the allocation of costs associated with support of ESI as a legal entity.

SYSTEM CAPACITY (NON-NUCLEAR)

Based on the power level, in kilowatts, that could be achieved if all non-nuclear generating units were operating at maximum capability simultaneously.

Used primarily for the allocation of costs associated with the support of the fossil operations of the System. This would include services provided by plant support, environmental and purchasing.

LABOR DOLLARS BILLED

Based on total labor dollars billed to each company.

Used primarily to allocate the costs associated with employee benefits plans, payroll taxes, departmental indirect costs and performance based compensation plans for ESI employees.

DISTRIBUTION LINE MILES

Based on the number of miles of distribution lines of 34.5kv or less.

Used primarily for the allocation of costs associated with project design, maintenance and installation of Entergy distribution lines.

COAL CONSUMPTION

Based on the quantity of tons of coal delivered for a twelve-month period to each coal plant within the Entergy System.

Used for the allocation of costs associated with services in support of coal purchased for coal generating units.

ACCOUNTS PAYABLE TRANSACTIONS

Based on a twelve-month number of accounts payable transactions processed.

Used for the allocation of costs associated with the support of the accounts payable function.

SQUARE FOOTAGE

Based on square footage occupied by ESI functional business units.

Used primarily to allocate the costs associated with facilities supervision and support.

INSURANCE PREMIUMS (NON-NUCLEAR)

Based on non-nuclear insurance premiums.

Used for the allocation of costs associated with risk management.

ASSET LOCATIONS

Based on the number of asset locations at period end.

Used for the allocation of costs associated with the fixed asset accounting function.

CAPITAL EXPENDITURE AUTHORIZATIONS (CEA)

Based on a twelve-month average of outstanding Capital Expenditure Authorizations and Storm Job Orders.

Used for the allocation of costs associated with the capital project costing accounting function.

TOTAL ASSETS

Based on total assets at period end.

Used primarily to allocate costs associated with the oversight and safeguarding of corporate assets. This would include services provided by financial management and certain finance functions, among others. Also used when the services provided are driven by the relative size and complexity of the System Companies and there is no functional relationship between the services and any other available allocation formula.

BANK ACCOUNTS

Based on the number of bank accounts at period end.

Used for the allocation of costs associated with daily cash management activities.

SERVER AND MAINFRAME USAGE COMPOSITE

Based on the use of historical expenditures.

Used primarily for the allocation of costs associated with mainframe, unix servers and related database administration.

GENERAL LEDGER TRANSACTIONS

Based on the number of general ledger transactions for the period.

Used primarily for the allocation of costs associated with general ledger activities, including related information systems, and for general accounting activities.

TRANSITION TO COMPETITION

Based on a twelve-month average of residential, commercial, industrial, government, and municipal general business of gas and/or electric customers.

Used primarily for the allocation of costs associated with the management support of the Entergy System's strategy for and transition to competition.

TELEPHONES

Based on the number of telephones within each Legal Entity at period end.

Used for the allocation of costs associated with maintenance and support of telephones.

FIBER

Based on capacity and use of the Entergy System's fiber optic network.

Used primarily for the allocation of fiber optic operations and maintenance expenses.

NUCLEAR UNITS

Based on the number of nuclear units managed and operated by each Entergy System Company.

Used primarily to allocate nuclear fuel-related services.

NUCLEAR SITES

Based on the number of nuclear sites managed and operated by each Entergy System Company.

Used to allocate miscellaneous nuclear-related services.

ACCOUNTS RECEIVABLE INVOICES

Based on a twelve-month number of accounts receivable transactions processed.

Used for the allocation of costs associated with the support of the accounts receivable function.

PAYCHECKS

Based on the number of paychecks issued at each Legal Entity at period end.

Used for the allocation of costs associated with the processing of payroll.

PROPERTY AND LIABILITY PAID LOSSES

Based on a five-year annual average of the property and liability losses paid by the system companies.

Used for the allocation of costs associated with the operation and maintenance of the Risk Information System.

COMPOSITE- SUPPLY CHAIN (Number of Transactions, Stockroom Count and Procurement Total Spending)

Based on three components with weighting to each: number of transactions, stockroom count, and procurement total spending.

Used for the allocation of costs associated with the management and operations of the materials management and work order processing system.

SUPPLY CHAIN - Inventory Management Fossil, Transmission & Distribution Issues, Transfers & Returns

Based on the number of issues, transfer & return transactions for each Legal Entity at period end.

Used for the allocation of costs associated with the management and operations of investment recovery, including Fossil, but excluding Nuclear.

SUPPLY CHAIN - Procurement Total Spending

Based on the dollar amount of procurement spending within each Legal Entity at period end.

Used for the allocation of costs associated with procurement activities for the Entergy System.

SUPPLY CHAIN - Labor Dollars

Based on the labor dollars for the Transformer, Meter, and Light Shops.

Used primarily for the allocation of costs associated with services provided by employees in the supply chain equipment refurbishment and repair department.

DISTRIBUTION SUBSTATIONS TRANSFORMERS

Based on the number of transformers at the Distribution Substations at period end.

Used primarily for the allocation of costs associated with the maintenance, administrative activities, and technical analysis of all Distribution Substations.

REMOTE ACCESS SERVICES (RAS) ID's

Based on the number of RAS ID's within each Legal Entity at period end.

Used for the allocation of costs associated with providing Remote Access Service to Entergy employees and contractors.

VEHICLES

Based on the number of vehicles owned by each Legal Entity.

Used for the allocation of costs associated with the maintenance of company vehicles.

MANAGED ACCOUNTS

Based on the number of industrial and commercial managed accounts excluding non-regulated Texas.

Used for the allocation of costs associated with the maintenance of Entergy's industrial and commercial customer accounts.

NUMBER OF CALLS - CUSTOMER SERVICE CENTERS

Based on a twenty-four month average of customer calls for each Legal Entity.

Used for the allocation of costs associated with the administration and support of Entergy's Customer Service Centers.

RADIO USAGE

Based on usage of Entergy's 2-way radio system.

Used for the allocation of costs associated with the administration and support of Entergy's 2-way radio system.

TOTAL IT SPEND

Based on the total dollars spent in the Information Technology plan.

Used for the allocation of costs associated with the administration and support of Entergy's IT business planning.

SUPPLY CHAIN MATERIALS TRANSACTIONS

Based on the number of Supply Chain materials transactions for each Legal Entity.

Used for the allocation of costs associated with the support of systems that manage Supply Chain materials.

AVERAGE NUMBER OF CAPITAL EXPENDITURE AUTHORIZATION PROJECTS FOR INFORMATION TECHNOLOGY, CUSTOMER SERVICE, DISTRIBUTION AND TRANSMISSION

Based on a twelve-month average of outstanding Capital Expenditure Authorizations for the Information Technology, Customer Service, Distribution and Transmission organizations.

Used for the allocation of costs associated with the prioritization of capital projects for the Information Technology, Customer Service, Distribution and Transmission organizations.

SECTION 263A TAX BENEFITS

Based on Section 263A tax benefits for each Legal Entity.

Used for the allocation of costs associated with tax administration, planning, and support related to Section 263A tax benefits.